Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 11, 2015 on the consolidated financial statements of Franklin Financial Network, Inc. appearing in the 2014 Form 10-K of Franklin Financial Network, Inc., and to the reference to us under the heading “Experts” in the prospectus.

                      /s/ Crowe Horwath LLP

Crowe Horwath LLP

Franklin, Tennessee

February 12, 2016